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                                                    EASY@NNUITY CUSTOMER PROFILE
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CUSTOMER INFORMATION:


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NAME                          PHONE                       SOCIAL SECURITY NUMBER

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ADDRESS

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CITY                          STATE                         ZIP

SEX:      / /  Male / /  Female         TRAD. IRA:  / /     NONQUALIFIED:  / /


DATE OF BIRTH:  ________________________     BENEFICIARY:  _____________________

INITIAL ALLOCATION:   $________________________

WILL YOUR ANNUITY BE FUNDED BY REPLACING AN EXISTING ANNUITY OR LIFE INSURANCE? _____ YES _____ NO
(ADDITIONAL FORMS ARE REQUIRED)

ALLOCATION AMONG VARIABLE OPTIONS:

SUBACCOUNT:    BT Funds Trust
PORTFOLIOS:    Equity 500 Index Fund (720) _____, Small Cap Index Fund (721)
               ____,  and EAFE Equity Index Fund (722) _____

SUBACCOUNT:    Federated Investors
PORTFOLIOS:    Fund for Government Securities II (723) ____, Quality Bond Fund
               II (724) ____, High Income Bond Fund II (725) ____, Utility Fund
               II (726)  ____

SUBACCOUNT:    Janus Aspen Series
PORTFOLIOS:    Growth Portfolio (728) ____, Aggressive Growth Portfolio (729)
               ____, Capital Appreciation Portfolio (730) ____, Worldwide Growth
               Portfolio (731) ____, International Growth Portfolio (732) ____,
               Growth and Income Portfolio (733) ____, Balanced Portfolio (734)
               ____, Equity-Income Portfolio (735)  ____ and Money Market
               Portfolio (727) ____